Exhibit 32.1

SECTION 1350 CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

AND THE PRINCIPAL FINANCIAL OFFICER OF

AMEREN CORPORATION

(required by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the report on Form 10-Q for the quarterly period ended June 30, 2011 of Ameren Corporation (the “Registrant”) as filed by the Registrant with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), each undersigned officer of the Registrant does hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 9, 2011

/s/ Thomas R. Voss
Thomas R. Voss
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)